Exhibit 4.4













                      ______________ LOAN TRUST 199_-__,

                                    Issuer

                                     AND

                             (_________________)

                              INDENTURE TRUSTEE

            _________________________________________



                                  INDENTURE

                         Dated as of _________, 199_

            __________________________________________


                              ASSET BACKED NOTES

                    (ASSET BACKED VARIABLE FUNDING NOTES)


                               SERIES 199__-__




                              TABLE OF CONTENTS
                             -----------------

Section                                                                  Page
-------                                                                  ----

                                  ARTICLE I

                                 Definitions

     1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.02.  Incorporation by Reference of Trust
             Indenture Act  . . . . . . . . . . . . . . . . . . . . . . .   2
     1.03.  Rules of Construction.  . . . . . . . . . . . . . . . . . . .   2

                                  ARTICLE II

                          Original Issuance of Notes

     2.01.  Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.02.  Execution, Authentication and Delivery  . . . . . . . . . . .   4

                                 ARTICLE III

                                  Covenants

     3.01.  Collection of Payments on Mortgage Loan
             Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.02.  Maintenance of Office or Agency . . . . . . . . . . . . . . .   6
     3.03.  Money for Payments To Be Held in Trust;
             Paying Agent; Certificate Paying Agent . . . . . . . . . . .   6
     3.04.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.05.  Payment of Principal and Interest;
             Defaulted Interest . . . . . . . . . . . . . . . . . . . . .   8
     3.06.  Protection of Trust Estate  . . . . . . . . . . . . . . . . .  10
     3.07.  Opinions as to Trust Estate . . . . . . . . . . . . . . . . .  11
     3.08.  Performance of Obligations; Servicing
             Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.09.   Negative Covenants . . . . . . . . . . . . . . . . . . . . .  14
     3.10.  Annual Statement as to Compliance . . . . . . . . . . . . . .  14
     3.11.  Recording of Assignments  . . . . . . . . . . . . . . . . . .  15
     3.12.  Representations and Warranties Concerning
             the Mortgage Loans . . . . . . . . . . . . . . . . . . . . .  15
     3.13.  Indenture Trustee's Review of Related
             Documents  . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.14.  Trust Estate; Related Documents . . . . . . . . . . . . . . .  16
     3.15.  Amendments to Servicing Agreement . . . . . . . . . . . . . .  18
     3.16.  Master Servicer as Agent and Bailee of
             Indenture Trustee  . . . . . . . . . . . . . . . . . . . . .  18
     3.17.  Investment Company Act  . . . . . . . . . . . . . . . . . . .  18
     3.18.  Issuer May Consolidate, etc., Only on
             Certain Terms  . . . . . . . . . . . . . . . . . . . . . . .  18
     3.19.  Successor or Transferee . . . . . . . . . . . . . . . . . . .  20
     3.20.  No Other Business . . . . . . . . . . . . . . . . . . . . . .  21
     3.21.  No Borrowing  . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.22.  Guarantees, Loans, Advances and Other
             Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.23.  Capital Expenditures  . . . . . . . . . . . . . . . . . . . .  21
     3.24.  Restricted Payments . . . . . . . . . . . . . . . . . . . . .  21
     3.25.  Notice of Events of Default . . . . . . . . . . . . . . . . .  22
     3.26.  Further Instruments and Acts  . . . . . . . . . . . . . . . .  22
     3.27.  Statements to Noteholders . . . . . . . . . . . . . . . . . .  22
     (3.28. Grant of the Additional Loans  . . . . . . . . . . . . . .   22)
     3.29.  Determination of Note Rate. . . . . . . . . . . . . . . . . .  23
     (3.30. Payments under the Credit Enhancement
             Instrument . . . . . . . . . . . . . . . . . . . . . . . . .  23
     3.31.  Replacement Credit Enhancement
             Instrument . . . . . . . . . . . . . . . . . . . . . . . .   24)

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     4.01.  The Notes(; Increase of Maximum Variable
             Funding Balance; Additional Variable
             Funding Notes) . . . . . . . . . . . . . . . . . . . . . . .  26
     4.02.  Registration of and Limitations on
             Transfer and Exchange of Notes; Appointment
             of Certificate Registrar . . . . . . . . . . . . . . . . . .  28
     4.03.  Mutilated, Destroyed, Lost or Stolen
             Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     4.04.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . .  31
     4.05.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . .  31
     4.06.  Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . .  32
     4.07.  Notices to Depository . . . . . . . . . . . . . . . . . . . .  32
     4.08.  Definitive Notes  . . . . . . . . . . . . . . . . . . . . . .  33
     4.09.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . .  33
     4.10.  Satisfaction and Discharge of Indenture . . . . . . . . . . .  33
     4.11.  Application of Trust Money  . . . . . . . . . . . . . . . . .  35
     (4.12. Subrogation and Cooperation . . . . . . . . . . . . . . . .   35)


     4.13.  Repayment of Moneys Held by Paying
             Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                  ARTICLE V

                                   Remedies

     5.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .  37
     5.02.  Acceleration of Maturity; Rescission and
             Annulment  . . . . . . . . . . . . . . . . . . . . . . . . .  37
     5.03.  Collection of Indebtedness and Suits for
             Enforcement by Indenture Trustee . . . . . . . . . . . . . .  38
     5.04.  Remedies; Priorities  . . . . . . . . . . . . . . . . . . . .  40
     5.05.  Optional Preservation of the Trust
             Estate . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     5.06.  Limitation of Suits . . . . . . . . . . . . . . . . . . . . .  43
     5.07.  Unconditional Rights of Noteholders To
             Receive Principal and Interest . . . . . . . . . . . . . . .  44
     5.08.  Restoration of Rights and Remedies  . . . . . . . . . . . . .  44
     5.09.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . .  44
     5.10.  Delay or Omission Not a Waiver  . . . . . . . . . . . . . . .  44
     5.11.  Control by Noteholders  . . . . . . . . . . . . . . . . . . .  44
     5.12.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . .  45
     5.13.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  46
     5.14.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . . .  46
     5.15.  Sale of Trust Estate  . . . . . . . . . . . . . . . . . . . .  46
     5.16.  Action on Notes . . . . . . . . . . . . . . . . . . . . . . .  48
     5.17.  Performance and Enforcement of
             Certain Obligations  . . . . . . . . . . . . . . . . . . . .  48

                                  ARTICLE VI

                            The Indenture Trustee

     6.01.  Duties of Indenture Trustee . . . . . . . . . . . . . . . . .  50
     6.02.  Rights of Indenture Trustee . . . . . . . . . . . . . . . . .  51
     6.03.  Individual Rights of Indenture Trustee  . . . . . . . . . . .  52
     6.04.  Indenture Trustee's Disclaimer  . . . . . . . . . . . . . . .  52
     6.05.  Notice of Event of Default  . . . . . . . . . . . . . . . . .  52
     6.06.  Reports by Indenture Trustee to Holders . . . . . . . . . . .  52
     6.07.  Compensation and Indemnity  . . . . . . . . . . . . . . . . .  52
     6.08.  Replacement of Indenture Trustee  . . . . . . . . . . . . . .  53
     6.09.  Successor Indenture Trustee by Merger . . . . . . . . . . . .  54
     6.10.  Appointment of Co-Indenture Trustee or
             Separate Indenture Trustee . . . . . . . . . . . . . . . . .  55
     6.11.  Eligibility; Disqualification . . . . . . . . . . . . . . . .  56
     6.12.  Preferential Collection of Claims Against
             Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     6.13.  Representation and Warranty . . . . . . . . . . . . . . . . .  57
     6.14.  Directions to Indenture Trustee . . . . . . . . . . . . . . .  57

                                 ARTICLE VII

                        Noteholders' Lists and Reports

     7.01.  Issuer To Furnish Indenture Trustee Names
             and Addresses of Noteholders . . . . . . . . . . . . . . . .  58
     7.02.  Preservation of Information;
             Communications to Noteholders  . . . . . . . . . . . . . . .  58
     7.03.  Reports by Issuer . . . . . . . . . . . . . . . . . . . . . .  58
     7.04.  Reports by Indenture Trustee  . . . . . . . . . . . . . . . .  59

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

     8.01.  Collection of Money . . . . . . . . . . . . . . . . . . . . .  60
     8.02.  Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . .  60
     8.03.  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .  61
     8.04.  Release of Trust Estate . . . . . . . . . . . . . . . . . . .  62
     8.05.  Surrender of Notes Upon Final Payment . . . . . . . . . . . .  62

                                  ARTICLE IX

                           Supplemental Indentures

     9.01.  Supplemental Indentures Without Consent
             of Noteholders . . . . . . . . . . . . . . . . . . . . . . .  63
     9.02.  Supplemental Indentures With Consent of
             Noteholders  . . . . . . . . . . . . . . . . . . . . . . . .  64
     9.03.  Execution of Supplemental Indentures  . . . . . . . . . . . .  66
     9.04.  Effect of Supplemental Indenture  . . . . . . . . . . . . . .  66
     9.05.  Conformity with Trust Indenture Act . . . . . . . . . . . . .  67
     9.06.  Reference in Notes to Supplemental
             Indentures . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                  ARTICLE X

                             Redemption of Notes

     10.01.  Redemption . . . . . . . . . . . . . . . . . . . . . . . . .  68
     10.02.  Form of Redemption Notice  . . . . . . . . . . . . . . . . .  68
     10.03.  Notes Payable on Redemption Date . . . . . . . . . . . . . .  69


                                  ARTICLE XI

                                Miscellaneous

     11.01.  Compliance Certificates and Opinions,
              etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     11.02.  Form of Documents Delivered to Indenture
              Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     11.03.  Acts of Noteholders  . . . . . . . . . . . . . . . . . . . .  73
     11.04.  Notices, etc., to Indenture Trustee,
               Issuer, Credit Enhancer and
               Rating Agencies  . . . . . . . . . . . . . . . . . . . . .  73
     11.05.  Notices to Noteholders; Waiver . . . . . . . . . . . . . . .  74
     11.06.  Alternate Payment and Notice
               Provisions . . . . . . . . . . . . . . . . . . . . . . . .  75
     11.07.  Conflict with Trust Indenture Act  . . . . . . . . . . . . .  75
     11.08.  Effect of Headings . . . . . . . . . . . . . . . . . . . . .  76
     11.09.  Successors and Assigns . . . . . . . . . . . . . . . . . . .  76
     11.10.  Separability . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.11.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . .  76
     11.12.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .  76
     11.13.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . .  76
     11.14.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.15.  Recording of Indenture . . . . . . . . . . . . . . . . . . .  76
     11.16.  Issuer Obligation  . . . . . . . . . . . . . . . . . . . . .  77
     11.17.  No Petition  . . . . . . . . . . . . . . . . . . . . . . . .  77
     11.18.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . .  77
     11.19.  Authority of the Administrator . . . . . . . . . . . . . . .  78

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    80

EXHIBITS

Exhibit A - Form of Note
Exhibit B - Mortgage Loan Schedule



APPENDIX

Appendix A - Definitions

          This Indenture, dated as of ______, 199_, between ______________ LOAN TRUST 199_-_, a Delaware business trust, as Issuer (the "Issuer"), and (________________), as Indenture Trustee (the "Indenture Trustee"),

                               WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Series 199__-__ Asset Backed Notes (and Asset Backed Variable Funding Notes) ((together) the "Notes").

                               GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Mortgage Loans and all monies and proceeds due thereon after the Cut-off Date, (b) the Servicing Agreement and the Mortgage Loan Purchase Agreement, (c) all funds on deposit in the Funding Account, including all income from the investment and reinvestment of funds therein,
(d) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans; (e) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; ((f) the Policy;) and (g) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.


                                  ARTICLE I

                                 Definitions

     Section 1.01.  Definitions.  For all purposes of this Indenture,
                    -----------
except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

            (i)  a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

           (iv)  "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                          Original Issuance of Notes

     Section 2.01.  Form.  The Notes (and the Variable Funding Notes, in
                    ----
each case) together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit(s) A-1 (and A-2, respectively,) with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     (The Notes shall be issued in the following Classes: _______________)

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibits A-1 (and A-2) are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes
                    --------------------------------------
shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate initial principal amount of $(_______________) (for the Class ___ Notes) ($________ for the Class ___
Notes) (and $________ for the Class ___ Notes) (and Variable Funding Notes for original issue in an aggregate initial principal amount of $(_____________)). (The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance.) The aggregate principal amount of Notes outstanding at any time may not exceed (the sum of) $(_____________) (and the Security Balance of Additional Variable Funding Notes issued pursuant to the terms of Section 4.01 hereof), except as provided in Section 4.03.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Security Balances of $(________) and in integral multiples of $(______) in excess thereof.

     (Each Variable Funding Note shall be initially issued with a Security Balance of $(______) or, if applicable, with a Security Balance in the amount equal to the Additional Balance Differential for the Collection Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(c).)

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                 ARTICLE III

                                  Covenants

     Section 3.01.  Collection of Payments on Mortgage Loan Accounts.  The
                    ------------------------------------------------
Indenture Trustee shall establish and maintain with itself a trust account (the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 herein from moneys on deposit in the Payment Account.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust; Paying Agent;
                    -----------------------------------------------------
Certificate Paying Agent.  (a) As provided in Section 3.01, all payments
------------------------
of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

           (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Inden-ture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------
(a) On each Payment Date from amounts on deposit in the Payment Account (after making (x) any deposit to the Funding Account pursuant to Section 8.02(b) and (y) any deposits to the Payment Account pursuant to Section 8.02(c)(ii) and Section 8.02(c)(i)(2)), the Indenture Trustee, on behalf of the Issuer shall pay to the Noteholders and the Indenture Trustee, in its capacity as agent for the Issuer shall pay to other Persons, the amounts to which they are entitled as set forth below:

            (i) to the Noteholders the sum of (a) one month's interest at the Note Rate on the Security Balances of Notes immediately prior to such Payment Date and (b) any previously accrued and unpaid interest for prior Payment Dates (specify priority of Classes of Notes);

           (ii) (if such Payment Date is after the Funding Period,) to the Noteholders as principal on the Notes(and Variable Funding Notes,) the applicable Security Percentage of the Principal Collection Distribution Amount (and if such Payment Date is the first Payment Date following the end of the Funding Period (if ending due to an Amortization Event) or the Payment Date on which the Funding Period ends, to the Noteholders as principal on the Notes (and Variable Funding Notes) the applicable Security Percentage of the amount deposited from the Funding Account in respect of Security Principal Collections);

          (iii) to the Noteholders, as principal on the Notes (and Variable Funding Notes), pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Liquidation Loss Amounts for the related Col-lection Period;

           (iv) to the Noteholders, as principal on the Notes (and Variable Funding Notes), pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Carryover Loss Amounts;

          ( (v) to the Credit Enhancer, in the amount of the premium for the Credit Enhancement Instrument (and for any Additional Credit Enhancement Instrument);

           (vi) to the Credit Enhancer, to reimburse it for prior draws made on the Credit Enhancement Instrument (and on any Additional Credit Enhancement Instrument) (with interest thereon as provided in the Insurance Agreement);

          (vii) to the Noteholders, as principal on the Notes (and Variable Funding Notes), pro rata, based on the Security Balances from Security Interest Collections, up to the Accelerated Principal Distribution Amount for such Payment Date (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Payment Amount");

         (viii) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;)

           (ix) to reimburse the Administrator for expenditures made on behalf of the Issuer with respect to the performance of its duties under the Indenture; and

            (x) any remaining amounts to the Owner Trustee for distribution as described in Section 5.01 of the Trust Agreement;

provided, further, that on the Final Scheduled Payment Date or other final Payment Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Security Balances of the Notes immediately prior to such Payment Date.

     The amounts paid to Noteholders shall be paid to each Class in accordance with the Class Percentage as set forth in paragraph (b) below. Interest will accrue on the Notes during an Interest Period on the basis of the (actual number of days in such Interest Period and a year assumed to consist of 360 days.)

     Any installment of interest or principal, if any, payable on any Note or Certificate that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

     (b) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as follows: (specify priority of payments among Classes). All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than ____ Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

     Section 3.06.  Protection of Trust Estate.  (a)  The Issuer will from
                    --------------------------
time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)  enforce any of the Mortgage Loans; or

           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in the Servicing Agreement or this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

     Section 3.07.  Opinions as to Trust Estate.  (a)  On the Closing
                    ---------------------------
Date, the Issuer shall furnish to the Indenture Trustee, the Owner Trustee and to the Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Mortgage Notes, the recording of the Assignments of Mortgage, the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before _________ 31 in each calendar year, beginning in 199_, the Issuer shall furnish to the Indenture Trustee and to the Administrator an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording of the Assignments of Mortgage, the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refil-ing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until ________ 31 in the following calendar year.

     Section 3.08.  Performance of Obligations; Servicing Agreement.  (a)
                    -----------------------------------------------
The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document, including without limitation the Servicing Agreement or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Security Balances of the Notes, the Master Servicer (and the Credit Enhancer).

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement or as expressly provided in this Indenture or such other instrument or agreement.

     (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination, the Issuer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Event of Servicing Termination. If such Event of Servicing Termination arises from the failure of the Master Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Mortgage Loans, the Issuer may remedy such failure, provided that if such Event of Servicing Termination arises from the failure by the Master Servicer to comply with requirements imposed upon it under Section
3.04 of the Servicing Agreement with respect to hazard insurance for the Mortgaged Properties securing the Mortgage Loans, the Issuer shall promptly, as the case may be, pay such premiums or obtain substitute insurance coverage meeting the requirements of said Section 3.04. So long as any such Event of Servicing Termination shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 7.01 of the Servicing Agreement. (Unless granted or permitted by the Credit Enhancer or the Holders of Securities to the extent provided above, the Issuer may not waive any such Event of Servicing Termination or terminate the rights and powers of the Master Servicer under the Servicing Agreement.)

     (e) Upon any termination of the Master Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Master Servicer"), and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Master Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Master Servicer. The Indenture Trustee may resign as the Master Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Master Servicer under the Servicing Agreement. Any Successor Master Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $_____________ and whose regular business includes the servicing of mortgage loans and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement applicable to the Servicer. If, within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer (acceptable to the Credit Enhancer) to service the Mortgage Loans. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, and the Issuer shall enter into an agreement with such successor for the servicing of the Mortgage Loans, such agreement to be substantially similar to the Servicing Agreement (or otherwise acceptable to the Credit Enhancer); provided that any such compensation of the successor servicer unless otherwise agreed to by the Credit Enhancer, shall not be in excess of the Servicing Fee payable to the Master Servicer under the Servicing Agreement. If the Indenture Trustee shall succeed to the Master Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee.

     (f) The Issuer shall at all times retain an Administrator (approved by the Credit Enhancer under the Administration Agreement) and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

     Section 3.09.  Negative Covenants.  So long as any Notes are
                    ------------------
Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture or the Servicing Agreement, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate.

     Section 3.10.  Annual Statement as to Compliance.  The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.11.  Recording of Assignments.  The Issuer shall exercise
                    ------------------------
its right under the Mortgage Loan Purchase Agreement with respect to the obligation of the Seller to submit or cause to be submitted for recording all Assignments of Mortgages on or prior to _________, 199_ with respect to the Initial Loans and within (__) days following the related Deposit Date with respect to any Additional Loans.

     Section 3.12.  Representations and Warranties Concerning the Mortgage
                    ------------------------------------------------------
Loans.  The Issuer has pledged to the Indenture Trustee all of its right
-----
under the Mortgage Loan Purchase Agreement and the Indenture Trustee has the benefit of the representations and warranties made by the Seller in Section (3.___) thereof and Section (4.__) thereof concerning the Mortgage Loans and the right to enforce any remedy against the Seller provided in such Section (3.___) or Section (4.___) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     (Section 3.13.  Indenture Trustee's Review of Related Documents.  (a)
                     -----------------------------------------------
The Indenture Trustee agrees, for the benefit of the holders of the Notes, to review, or the related Custodian shall review, unless the Indenture Trustee or such Custodian made such review prior to the Closing Date, on or prior to ________, 199_ the Related Documents delivered to it on or prior to the Closing Date and within 90 days of the related Deposit Date, the Related Documents delivered to it in connection with any Additional Loan, in each case in connection with the Grant of the Mortgage Loan listed on the Schedule of Mortgage Loans as security for the Notes. Such review shall be limited to a determination that all documents referred to in the definition of the term Related Documents have been executed and are appropriately endorsed in the manner called for in the Mortgage Loan Purchase Agreement and that the Related Documents have been delivered with respect to each such Mortgage Loan (other than the documents related to (i) any Mortgage Loan so listed which has been subject to a Prepayment in full and termination of related Mortgage Loan, the proceeds of which have been deposited in the Collection Account in lieu of delivery of the applicable Related Documents, (ii) any Mortgage Loan with respect to which the related Mortgaged Property was foreclosed, repossessed or otherwise converted subsequent to the Cut-Off Date and prior to the Closing Date or with respect to which foreclosure proceedings have been commenced and for which the related Related Documents are required in connection with the prosecution of such foreclosure proceedings and for which the Issuer has delivered a trust receipt called for by Section 3.14(c) and
(iii) any Mortgage Loan as to which the original Assignment of Mortgage has been submitted for recording), that all such documents have been executed, and that all such documents relate to the Mortgage Loans listed on the Schedule of Mortgage Loans. In performing such review, the Indenture Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon.

     (b) If any Related Document is defective in any material respect which may materially and adversely affect the value of the related Mortgage Loan, the interest of the Indenture Trustee or the Noteholders in such Mortgage Loan, or if any document required to be delivered to the Indenture Trustee has not been delivered, the Indenture Trustee or the related Custodian on behalf of the Indenture Trustee shall notify the Issuer, the Seller, the Credit Enhancer and the Master Servicer immediately after obtaining knowledge thereof and the Indenture Trustee, as assignee of the Issuer's rights under the Mortgage Loan Purchase Agreement, shall exercise its remedies in respect of any such defect against the Seller as provided in the Mortgage Loan Purchase Agreement.)

     Section 3.14.  Trust Estate; Related Documents.  (a)  When required
                    -------------------------------
by the provisions of this Indenture, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article III shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) In order to facilitate the servicing of the Mortgage Loans, the Master Servicer is hereby authorized in the name and on behalf of the Indenture Trustee and the Issuer, to execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by the Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee and the Owner Trustee shall promptly execute any such documents on request of the Master Servicer), subject to the obligations of the Master Servicer under the Servicing Agreement. If from time to time the Master Servicer shall deliver to the Indenture Trustee or the related Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05 of the Servicing Agreement, the Indenture Trustee or the related Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Indenture Trustee or the related Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

     (c) Upon Issuer Request accompanied by an Officers' Certificate of the Master Servicer pursuant to Section 3.07 of the Servicing Agreement to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and the related Mortgage Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Collection Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Liquidation Proceeds, the Indenture Trustee and the Issuer shall promptly release the Related Documents to the Master Servicer upon the order of the Issuer, along with such documents as the Master Servicer or the Mortgagor may request as contemplated by the Servicing Agreement to evidence satisfaction and discharge of such Mortgage Loan. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer requests the Indenture Trustee or the related Custodian to release the Related Documents and delivers to the Indenture Trustee or the related Custodian a trust receipt reasonably satisfactory to the Indenture Trustee or the related Custodian and signed by a Responsible Officer of the Master Servicer, the Issuer and the Indenture Trustee or the related Custodian shall release the Related Documents to the Master Servicer. If such Mortgage Loans shall be liquidated and the Indenture Trustee or the related Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Issuer, the Indenture Trustee or the related Custodian shall release the trust receipt to the Master Servicer upon the order of the Issuer.

     (d) The Indenture Trustee shall, at such time as there are no Notes Outstanding (and no amounts due to the Credit Enhancer), release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.11), subject, however, to the rights of the Indenture Trustee under Section 6.07.

     Section 3.15.  Amendments to Servicing Agreement.  The Indenture
                    ---------------------------------
Trustee may enter into any amendment or supplement to the Servicing Agreement only in accordance with Section 8.01 of the Servicing Agreement. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     Section 3.16.  Master Servicer as Agent and Bailee of Indenture
                    ------------------------------------------------
Trustee.  Solely for purposes of perfection under Section 9-305 of the
-------
Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account pursuant to Section 3.02 of the Servicing Agreement, as well as its agent and bailee in holding any Related Documents released to the Master Servicer pursuant to Section 3.14(c), and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Trustee, as a secured party, will be deemed to have possession of such Related Documents, such moneys and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

     Section 3.17.  Investment Company Act.  The Issuer shall not become
                    ----------------------
an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.17 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.18.  Issuer May Consolidate, etc., Only on Certain Terms.
                    ---------------------------------------------------
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

           (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency (to be below investment grade without taking into account the Credit Enhancement Instrument);

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income tax or _________ tax consequence to the Issuer or any Noteholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
     (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income tax or ___________ tax consequence to the Issuer or any Noteholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.19.  Successor or Transferee.  (a)  Upon any consolidation
                    -----------------------
or merger of the Issuer in accordance with Section 3.18(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.18(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee that the Issuer is to be so released.

     Section 3.20.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, purchasing, owning and selling and managing the Mortgage Loans in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.21.  No Borrowing.  The Issuer shall not issue, incur,
                    ------------
assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     Section 3.22.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.23.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.24.  Restricted Payments.  The Issuer shall not, directly
                    -------------------
or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made,
(w) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement, (x) payment to the Master Servicer or others pursuant to the terms of the Servicing Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement (and (z) make distributions to the holders of the Residual Ownership Interest as contemplated by the Trust Agreement). The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.25.  Notice of Events of Default.  The Issuer shall give
                    ---------------------------
the Indenture Trustee(, the Credit Enhancer) and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.26.  Further Instruments and Acts.  Upon request of the
                    ----------------------------
Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.27.  Statements to Noteholders.  The Indenture Trustee
                    -------------------------
shall forward by mail to each Noteholder the Statement delivered to it pursuant to Section 4.01 of the Servicing Agreement.

     (Section 3.28.  Grant of the Additional Loans.  (a)  In consideration
                     -----------------------------
of the delivery on each Deposit Date to or upon the order of the Issuer of all or a portion of the amount in respect of Security Principal Collections on deposit in the Funding Account, the Issuer shall, to the extent of the availability thereof, on such Deposit Date during the Funding Period Grant to the Indenture Trustee all of its right, title and interest in the Additional Loans and simultaneously with the Grant of the Additional Loans the Issuer will deliver the related Related Documents to the Indenture Trustee or the related Custodian.

     (b) The obligation of the Indenture Trustee to accept the Grant of the Additional Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to each Deposit Date:

            (i) the Indenture Trustee shall not have received written notice from any Rating Agency (or the Credit Enhancer) to the effect that such transfer of Additional Loans would adversely affect the then current rating of the Notes or cause the rating assigned to the Securities to be below investment grade (without taking into account the Credit Enhancement Instrument);

           (ii) the Indenture Trustee shall have received a revised Mortgage Loan Schedule, listing the Additional Loans;

          (iii) the Master Servicer shall confirm to the Indenture Trustee that it has deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Additional Loans on or after the related Deposit Date for the Additional Loans;

           (iv) the Indenture Trustee shall have received a duly completed and executed Transfer Certificate in the form of Exhibit 1 to the Mortgage Loan Purchase Agreement;

            (v) the Seller at its expense and the Issuer at its expense, as appropriate, shall have provided the Rating Agencies (and the Credit Enhancer) with an Opinion of Counsel relating to the sale of the Additional Loans to the Issuer and the Grant of the Additional Loans to the Indenture Trustee which opinion shall be in the form of Exhibit __ to the Mortgage Loan Purchase Agreement; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel confirming the satisfaction of each condition precedent specified in this paragraph
     (b).

     (c) The obligation of the Indenture Trustee to accept the Grant of an Additional Loan on the related Deposit Date is subject to each Additional Loan and the Additional Loans in the aggregate, as the case may be, satisfying the conditions set forth in the Mortgage Loan Purchase Agreement.)

     (Section 3.29.  Determination of Note Rate.  On the second LIBOR
                     --------------------------
Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rate (for each Class of Notes) for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof.)

     (Section 3.30.  Payments under the Credit Enhancement Instrument.
                     ------------------------------------------------
(a) On any Payment Date, other than a Dissolution Payment Date, the Indenture Trustee on behalf of the Noteholders shall make a draw on the Credit Enhancement Instrument in an amount if any equal to the sum of (x) the amount by which the interest accrued at the Note Rate on the Security Balance of the Notes exceeds the amount on deposit in the Payment Account available to be distributed therefor on such Payment Date and (y) the Guaranteed Principal Payment Amount (the "Credit Enhancement Draw Amount").

     (b) The Indenture Trustee shall submit, if a Credit Enhancement Draw Amount is specified in any Statement to Holders prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement, the Notice for Payment (as defined in the Credit Enhancement Instrument) in the amount of the Credit Enhancement Draw Amount to the Credit Enhancer no later than 2:00 P.M., New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Indenture Trustee shall deposit such Credit Enhancement Draw Amount in the Payment Account for distribution to Holders pursuant to Section 3.05.

     In addition, a draw may be made under the Credit Enhancement Instrument in respect of any Avoided Payment (as defined in and pursuant to the terms and conditions of the Credit Enhancement Instrument) and the Indenture Trustee shall submit a Notice for Payment with respect thereto together with the other documents required to be delivered to the Credit Enhancer pursuant to the Credit Enhancement Instrument in connection with a draw in respect of any Avoided Payment.

     Section 3.31.  Replacement Credit Enhancement Instrument.  In the
                    -----------------------------------------
event of a Credit Enhancer Default or if the claims paying ability rating of the Credit Enhancer is downgraded and such downgrade results in a downgrading of the then current rating of the Notes (in each case, a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, including, without limitation, payment in full of all amounts owed to the Credit Enhancer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may arrange for any other form of credit enhancement; provided, however, that in each case the Notes shall be rated no lower than the rating assigned by each Rating Agency to the Notes immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Credit Enhancement Instrument. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material respect the tax status of the Notes and the Certificates or (b) cause the Issuer to be subject to a tax at the entity level or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.
Upon receipt of the items referred to above and payment of all amounts owing to the Credit Enhancer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Credit Enhancement Instrument to the Credit Enhancer.
In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.)

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     Section 4.01.  The Notes(; Increase of Maximum Variable Funding
                    ------------------------------------------------
Balance; Additional Variable Funding Notes).  (a)  The Notes shall be
-------------------------------------------
registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Principal Balances of $(________) and inte-gral multiples of $(_________) in excess thereof. (The Capped Funding Notes will be issuable in minimum initial Principal Balances of $(_______) and integral multiples of $(________) in excess thereof, together with any additional amount necessary to cover the aggregate initial Principal Balance of the Capped Funding Notes surrendered at the time of the initial denominational exchange thereof (with such initial Principal Balance in each case being deemed to be the Principal Balance of the Capped Funding Notes at the time of such initial denominational exchange thereof).)

     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

     ((b) So long as no Amortization Event has occurred the Maximum Variable Funding Balance on the Closing Date may be increased from time to time by an aggregate amount not to exceed $(______________) and Additional Variable Funding Notes may be issued upon satisfaction of the following conditions:

            (i) the Indenture Trustee shall have received an Additional Credit Enhancement Instrument pursuant to the terms and conditions of the Insurance Agreement, including without limitation Section _____ thereof;

           (ii) the Indenture Trustee shall have received an Opinion of Counsel to the Credit Enhancer in the form attached hereto as Exhibit C;

          (iii) the Indenture Trustee shall have received an Opinion of Counsel in the form attached hereto as Exhibit D;

           (iv) the Indenture Trustee shall have received the documents specified in Section 11.01(a) (other than clause (iii) thereof).

The Security Balance of such Additional Variable Funding Notes in the aggregate will reflect the sum of (i) the related Excess Additional Balance Differential and (ii) the Additional Balance Differential for each Collection Period from the Collection Period during which the Additional Variable Funding Notes are issued until the new Maximum Variable Funding Balance is reached. Notwithstanding the foregoing, the Security Balance of each specific Additional Variable Funding Note will be limited to the Maximum Individual Variable Funding Balance as provided in subsection (c) below.

     The Additional Variable Funding Notes issued in connection with the first increase in the Maximum Variable Funding Balance pursuant to this subsection will bear the designation "A" (in addition to the numerical designation pursuant to subsection (c) below) and any subsequent Additional Variable Funding Notes issued in connection with any subsequent increases in the Maximum Variable Funding Balance will bear alphabetical designations in the order of their issuance.

     Any Additional Variable Funding Notes for all purposes shall be Notes issued pursuant to this Indenture and all references to Variable Funding Notes herein shall include Additional Variable Funding Notes issued pursuant to this Section 4.01(b).

     Upon the issuance of any Additional Variable Funding Notes the Issuer will deliver written notice thereof to the Rating Agencies.

     (c) Subject to the Maximum Variable Funding Balance at such time as the Security Balance of any Variable Funding Note reaches the Maximum Individual Variable Funding Balance, no subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such Variable Funding Note and instead a new Variable Funding Note shall be issued and executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer. All subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such new Variable Funding Note (subject to the Maximum Variable Funding Balance) until the Security Balance thereof reaches the Maximum Individual Variable Funding Balance.

     The Variable Funding Note issued on the Closing Date shall bear the Designation "1" and each new Variable Funding Note will bear sequential numerical designations in the order of their issuance. On each Payment Date on or after the Accelerated Amortization Date a new Variable Funding Note will be issued on each Payment Date in a principal amount equal to the lesser of (a) the Maximum Individual Variable Funding Balance and (b) the Additional Balance Differential for such Payment Date, but in no event will the Principal Balance of the Variable Funding Notes exceed the Maximum Variable Funding Balance without satisfying the conditions of Section 4.01 hereof.)


     Section 4.02.  Registration of and Limitations on Transfer and
                    -----------------------------------------------
Exchange of Notes; Appointment of Certificate Registrar.  The Note
-------------------------------------------------------
Registrar shall cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may pre-scribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

     (No Variable Funding Note, other than any Capped Funding Notes, may be transferred. Subject to the provisions set forth below Capped Funding Notes may be transferred, provided that with respect to the initial transfer thereof by the Seller prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller along with an Opinion of Counsel to the effect that such transfer will not constitute a fraudulent conveyance under the laws of the relevant jurisdiction.

     No transfer of a Capped Funding Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Indenture Trustee or the Issuer may, require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer and (ii) the Indenture Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Variable Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee the Credit Enhancer and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the restriction of transfer specified in this paragraph is not applicable to any Capped Funding Notes that have been registered under the Securities Act of 1933.)

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. (With respect to any surrender of Capped Funding Notes for exchange the new Notes delivered in exchange therefor will bear the designation "Capped" in addition to any other applicable designations.) Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  If
                    ------------------------------------------
(i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of
Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04.  Persons Deemed Owners.  Prior to due presentment for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 4.06.  Book-Entry Notes.  The Notes, upon original issuance,
                    ----------------
will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

            (i) the provisions of this Section 4.06 shall be in full force and effect;

           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Owners of Notes;

          (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Security Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07.  Notices to Depository.  Whenever a notice or other
                    ---------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08.  Definitive Notes.  If (i) the Administrator advises
                    ----------------
the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Owners of Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09.  Tax Treatment.  The Issuer has entered into this
                    -------------
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Section 4.10.  Satisfaction and Discharge of Indenture.   This
                    ---------------------------------------
Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange,
(ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon,
(iv) Sections 3.03, 3.04, 3.06, 3.09, 3.18, 3.20 and 3.21, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               a.   have become due and payable, or

               b. will become due and payable at the Final Scheduled Payment Date within one year, or

               c. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., or b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then out-standing not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or the Redemption Date, as applicable;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder (and under the Insurance Agreement) by the Issuer; and

          (C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 4.11.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of those particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

     (Section 4.12. Subrogation and Cooperation.  (a)  The Issuer and the
                    ---------------------------
Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Credit Enhancement Instrument on account of principal of or interest on the Notes or the Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

            (i) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture in respect to Notes and all amounts payable under the Insurance Agreement enforce any judgment obtained and collect from the Issuer moneys adjudged due;

           (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

          (iii) file or record all Assignments that have not previously been recorded;

           (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

            (v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.)

     Section 4.13.  Repayment of Moneys Held by Paying Agent.  In
                    ----------------------------------------
connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                   Remedies
                                  --------

     Section 5.01.  Events of Default.  "Event of Default," wherever used
                    -----------------
herein, shall have the meaning provided in Appendix A(; provided, however, that no Event of Default will occur under clause (i) or clause (ii) of the definition of "Event of Default" if the Issuer fails to make payments of principal of and interest on the Notes so long as the Credit Enhancer makes payments sufficient therefore under the Credit Enhancement Instrument).

     The Issuer shall deliver to the Indenture Trustee (and the Credit Enhancer), within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause
(iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02.  Acceleration of Maturity; Rescission and Annulment.
                    ---------------------------------------------------
If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes (or specify which Class of Notes may declare an acceleration) may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. (Unless the prior written consent of the Credit Enhancer shall have been obtained by the Indenture Trustee, the Payment Date upon which such accelerated payment is due and payable shall not be a Payment Date under the Credit Enhancement Instrument and the Indenture Trustee shall not be authorized under Section 3.32 to make a draw therefor.)

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03.  Collection of Indebtedness and Suits for Enforcement
                    ----------------------------------------------------
by Indenture Trustee.  (a)  The Issuer covenants that if (i) default is
--------------------
made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or
(ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes and of the Credit Enhancer, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.17 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 11.17 hereof, may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders (and the Credit Enhancer), by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorgani-zation, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Note-holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes (or the Variable Funding Notes, as applicable).

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.  (a)  If an Event of Default
                    --------------------
shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may do one or more of the following (subject to Section 5.05):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes (and the Credit Enhancer); and

           (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Holders of 100% of the Security Balances of the Securities (and the Credit Enhancer) consent thereto, (which consent will not be unreasonably withheld)
(B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Securities for principal and interest (and to reimburse the Credit Enhancer for any amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement) or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on either the Notes, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent (of the Credit Enhancer, which consent will not be unreasonably withheld, and) of the Holders of not less than 66-2/3% of the Security Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. (Notwithstanding the fore-going, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued Servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agree-ment.)

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST:  to the Indenture Trustee for amounts due under
          Section 6.07;

          SECOND: to each Class of Noteholders (specify any priority among Classes of Notes) for amounts due and unpaid on the related Class of Notes for interest and to each Noteholder of such Class, in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest from amounts available in the Trust Estate for such Noteholders;

          THIRD: to Holders of each Class of Notes for amounts due and unpaid on the related Class of Notes for principal (specify any priority among Classes of Notes), from amounts available in the Trust Estate for such Noteholders, and to each Noteholder of such Class, in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for principal, until the Security Balances of each Class of Notes is reduced to zero;

          FOURTH: to the Issuer for amounts required to be distributed to the Certificateholders pursuant to the Trust Agreement;

          FIFTH: (To the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement);

          SIXTH: to the Issuer for amounts due under Article VIII of the Trust Agreement; and

          SEVENTH: to the payment of the remainder, if any to the Issuer or any other person legally entitled thereto.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05.  Optional Preservation of the Trust Estate.   If the
                    -----------------------------------------
Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer (including payment to the Credit Enhancer), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06.  Limitation of Suits.  No Holder of any Note shall have
                    -------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.17 hereof:

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

           (ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive
                    ----------------------------------------------
Principal and Interest.  Notwithstanding any other provisions in this
----------------------
Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission
                    ------------------------------
of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11.  Control by Noteholders.  The Holders of a majority of
                    ----------------------
the Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

           (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12.  Waiver of Past Defaults.   Prior to the declaration of
                    ------------------------
the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note (or (c) the waiver of which would materially and adversely affect the interests of the Credit Enhancer or modify its obligation under the Credit Enhancement Instrument.) In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right conse-quent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13.  Undertaking for Costs.   All parties to this Indenture
                    ----------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer
                    --------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.  Sale of Trust Estate.  (a)  The power to effect any
                    --------------------
sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section
5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture (and under the Insurance Agreement) shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

          (1) the Holders of all Securities (and the Credit Enhancer) consent to or direct the Indenture Trustee to make, such Sale, or

          (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes (and the Credit Enhancer in respect of amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement,) in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

          (3) The Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05, (and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld) and the Holders representing at least 66-2/3% of the Security Balances of the Securities consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

     (c) Unless the Holders of Notes (and the Credit Enhancer) have other-wise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section
5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

     (d)  In connection with a Sale of all or any portion of the Trust Estate

          (1) any Holder or Holders of Notes may bid for and (with the consent of the Credit Enhancer) purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes (and amounts owing to the Credit Enhancer) as a result of such Sale in accordance with
Section 5.04(b) on the Payment Date next succeeding the date of such Sale and
(B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

          (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

          (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     Section 5.16.  Action on Notes.  The Indenture Trustee's right to
                    ---------------
seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.17.  Performance and Enforcement of Certain Obligations.
                    ---------------------------------------------------
(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee (subject to the rights of the Credit Enhancer under the Servicing Agreement) may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                  ARTICLE VI

                            The Indenture Trustee
                           ---------------------

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of
                    ---------------------------
Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 (or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents).

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture
                    ---------------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.  Notice of Event of Default.  If an Event of Default
                    --------------------------
occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to each Noteholder (and the Credit Enhancer). The Trustee shall mail to each Noteholder such notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.   The
                    ---------------------------------------
Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

     Section 6.07.  Compensation and Indemnity.  The Issuer shall or shall
                    --------------------------
cause the Administrator to pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder.
The Issuer shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i)  the Indenture Trustee fails to comply with Section 6.11;


           (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

           (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The succes-sor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under
Section 6.07 shall continue for the benefit of the retiring Indenture
Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the
                    -------------------------------------
Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authen-ticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate
                    -----------------------------------------------
Indenture Trustee.  (a)  Notwithstanding any other provisions of this
-----------------
Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of (____) or better by (______). The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13.  Representation and Warranty.  The Indenture Trustee
                    ---------------------------
represents and warrants to the Issuer, for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.14.  Directions to Indenture Trustee.  The Indenture
                    -------------------------------
Trustee is hereby directed:

     (a) to accept assignment of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

     (b) to issue, execute and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

                                 ARTICLE VII

                        Noteholders' Lists and Reports
                       ------------------------------

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and
                    ---------------------------------------------
Addresses of Noteholders.  The Issuer will furnish or cause to be
------------------------
furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a
-----------
form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:
                    -----------------

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

           (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee.  If required by TIA
                    ----------------------------
Section 313(a), within 60 days after each January 1 beginning with ___________, 199_, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) (and to the Credit Enhancer) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                    ------------------------------------

     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date,
                    --------------
the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders (and the Credit Enhancer), the Payment Account as provided in Section 3.01 of this Indenture.

     (b) All moneys deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture, including any investments made with such moneys, are for the benefit of the Noteholders and the Certificateholders (and all income or other gain from such investments are for the benefit of the Master Servicer as provided by the Servicing Agreement).

     (On each Payment Date during the Funding Period the Indenture Trustee shall withdraw Net Principal Collections from the Payment Account and deposit Net Principal Collections to the Funding Account.)

     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (after giving effect to the withdrawal referred to in the preceding paragraph) to Noteholders in respect of the Notes in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

     The Master Servicer may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. (Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its (__________) Short Term Investment Fund so long as it is an Eligible Investment).

     ((c) On or before the Closing Date the Issuer shall open, at the Corporate Trust Office, an account which shall be the "Funding Account". The Master Servicer may direct the Indenture Trustee to invest any funds in the Funding Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its Corporate Trust Short Term Investment Fund so long as it is an Eligible Investment. During the Funding Period, any amounts received by the Indenture Trustee in respect of Net Principal Collections for deposit in the Funding Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Notes, shall be held by the Indenture Trustee in the Funding Account as part of the Trust Estate, subject to disbursement and withdrawal as herein provided.

            (i) Amounts on deposit in the Funding Account in respect of Net Principal Collections may be withdrawn on each Deposit Date and (1) paid to the Issuer in payment for Additional Loans by the deposit of such amount to the Collection Account and (2) at the end of the Funding Period any amounts remaining in the Funding Account after the withdrawal called for by clause (1) shall be deposited in the Payment Account to be included in the payment of principal on the Payment Date that is the last day of the Funding Period.

           (ii) Amounts on deposit in the Funding Account in respect of investment earnings shall be withdrawn on each Payment Date and deposited in the Payment Account and included in the amounts paid to Noteholders and Certificateholders.

     (d) (i) Any investment in the institution with which the Funding Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Funding Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes and the Certificates) and shall not be sold or disposed of prior to maturity.)

     Section 8.03.  Opinion of Counsel.  The Indenture Trustee shall
                    ------------------
receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Release of Trust Estate.  (a)  Subject to the payment
                    -----------------------
of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, (and (iii) all sums due the Credit Enhancer) have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04 only upon receipt of an request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel, and (if required by the TIA) Independent Certificates in accordance with TIA Section 314(c) and 314(d)(1) meeting the applicable requirements as described herein, (and a letter from the President or any Vice President or any Secretary of the Credit Enhancer, if any, stating that the Credit Enhancer has no objection to such request from the Issuer).

     Section 8.05.  Surrender of Notes Upon Final Payment.  By acceptance
                    -------------------------------------
of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                           Supplemental Indentures
                          -----------------------

     Section 9.01.  Supplemental Indentures Without Consent of
                    ------------------------------------------
Noteholders.  (a)  Without the consent of the Holders of any Notes but
-----------
with (the consent of the Credit Enhancer and) prior notice to the Rating Agencies (and the Credit Enhancer), the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) (A) (x) to cure any ambiguity or to correct any error herein or in any supplemental indenture or (y) to correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or with the related Prospectus or Prospectus Supplement or (B) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that in the case of clause (B), such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse federal income tax or _________ tax consequences to the Noteholders.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with (the consent of the Credit Enhancer and) prior notice to the Rating Agencies (and the Credit Enhancer), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder (or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code).

     Section 9.02.  Supplemental Indentures With Consent of Noteholders.
                    ---------------------------------------------------
The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies (and, with the written consent of the Credit Enhancer) and with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

           (ii) reduce the percentage of the Security Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

           (iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

           (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; (and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code).

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03.  Execution of Supplemental Indentures.  In executing,
                    ------------------------------------
or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution
                    --------------------------------
of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amend-ments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Conformity with Trust Indenture Act.  Every amendment
                    -----------------------------------
of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X

                             Redemption of Notes
                            -------------------

     Section 10.01.  Redemption.  (a)  The Notes are subject to redemption
                     ----------
in whole, but not in part, at the direction of the Servicer pursuant to Section _____ of the Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section ____, for purchase price equal to the Redemption Price; provided, that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.01(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     (b)  In the event that the assets of the Trust are sold pursuant to
Section 9.02 of the Trust Agreement, all amounts on deposit in the Payment Account shall be paid to the Noteholders up to the Security Balance of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.01(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the amounts shall be payable on the Redemption Date.

     Section 10.02.  Form of Redemption Notice.  (a)  Notice of redemption
                     -------------------------
under Section 10.01(a) shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

          (i)   the Redemption Date;

          (ii)  the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     (b) Prior notice of redemption under Section 10,01(b) is not required to be given to Noteholders.

     Section 10.03.  Notes Payable on Redemption Date.  The Notes shall,
                     --------------------------------
following notice of redemption as required by Section 10.02 (in the case of redemption pursuant to Section 10.01(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which the accrued interest is calculated for purposes of calculating the Redemption Price.

                                 ARTICLE XI

                                Miscellaneous
                                -------------

     Section 11.01.  Compliance Certificates and Opinions, etc.
                     ------------------------------------------

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (5) if the Signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

           (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall, to the extent required by the TIA, also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall, to the extent required by the TIA, also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause
(iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

            (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 11.01, (A) collect, sell or otherwise dispose of Mortgage Loans and Mortgaged Properties as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing __________, 199_, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In
                     ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04.  Notices, etc., to Indenture Trustee, Issuer, Credit
                     ---------------------------------------------------
Enhancer and Rating Agencies.  Any request, demand, authorization,
-----------------------------
direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office, or

           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: ______________ Loan Trust 199_-__ in care of (_____________), (______________)
     Attention of (_________) with a copy to the Administrator at (______________), Attention: (_____________), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

         ((iii) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: (_______________), Attention:
     (______________), Telephone: (_____________), Telecopier:
     (___________)).


     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to ((i) in the case of Duff & Phelps, at the following address: (________________);)
(and) ((ii) in the case of Fitch IBCA, Inc., at the following address:
(______________);) (and) ((iii) in the case of Moody's, at the following address: Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007); (and) ((iv) in the case of Standard & Poor's, at the following address: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department;) or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture
                     ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 11.06.  Alternate Payment and Notice Provisions.
                     ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07.  Conflict with Trust Indenture Act.  If any provision
                     ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA SectionSection 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08.  Effect of Headings.  The Article and Section headings
                     ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 11.09.  Successors and Assigns.  All covenants and agreements
                     ----------------------
in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10.  Separability.  In case any provision in this
                     ------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11.  Benefits of Indenture.  (The Credit Enhancer and its
                     ---------------------
successors and assigns shall be a third-party beneficiary to the provisions of this Indenture.) Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12.  Legal Holidays.  In any case where the date on which
                     --------------
any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14.  Counterparts.  This Indenture may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15.  Recording of Indenture.  If this Indenture is subject
                     ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.16.  Issuer Obligation.  No recourse may be taken,
                     -----------------
directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 11.17.  No Petition.  The Indenture Trustee, by entering into
                     -----------
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.18.  Inspection.  The Issuer agrees that, on reasonable
                     ----------
prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.19.  Authority of the Administrator.  Each of the parties
                     ------------------------------
to this Indenture acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         ______________ LOAN TRUST 199_-__
                         as Issuer

                         By:  (______________________),
                              not in its individual capacity
                              but solely as Owner Trustee


                         By:___________________________________
                            Name:
                            Title:


                         (________________________________),
                         as Indenture Trustee


                         By:____________________________________
                            Name:
                            Title:





STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of __________, before me personally appeared ______- ________, to me known, who being by me duly sworn, did depose and say, that he resides at _________________, __________________ _____, that he is the of the Owner Trustee, one of the corporations
------------------
described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)




STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of __________, before me personally appeared

           , to me known, who being by me duly sworn, did depose and say,
-----------
that he resides at                                                  , that
                   -------------------------------------------------
he is the ______________ of ________________, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On this ____ day of __________, before me personally appeared

           , to me known, who being by me duly sworn, did depose and say,
-----------
that he resides at                                                  , that
                   -------------------------------------------------
he is an ________________ of _______________, as Indenture Trustee, one of
the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)



                                                                    EXHIBIT A


                                (FORM OF NOTE)


(UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESEN-TATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                    $______________

No. R-__                                             CUSIP NO. ______________


                       ____________ LOAN TRUST 199_-__

      _______% ASSET BACKED NOTES(, Class ___) (Variable Funding Notes)

     ____________ Loan Trust 199_-___, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to (Cede & Co.), or registered assigns, the principal sum of
                                            ------------------------------
DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $_______ and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable from the Payment Account in respect of principal on the Notes pursuant to Section 3.05 of the Indenture dated as of ______ 1, 199_ (the "Indenture"), between the Issuer and _____________, a ________ banking corporation, as Indenture Trustee (the "Indenture Trustee"); provid-ed, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the _________ 199_ Distribution Date (the "Final Scheduled Payment Date") and the Redemption Date, if any, pursuant to
Section 10.01(a) of the Indenture.

     The Issuer will pay interest on this Note at a rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.05 of the Indenture. Interest on this Note will accrue for each Payment Date from the Closing Date (in the case of the first Payment Date) or from the most recent Payment Date on which interest has been paid to but excluding such Payment Date. Interest will be computed on the basis of (a 360-day year of twelve 30-day months). Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:                    ___________________ LOAN TRUST 199_-__,

                         by:  _____________________________, not in its
                              individual capacity but solely as Owner
                              Trustee under the Trust Agreement,


                              by:
                                   ------------------------------
                                   Authorized Signatory



                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: ____________________, not in its individual capacity but solely as Indenture Trustee,


                         by:
                              -----------------------------------
                              Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its __________% Asset Backed Notes(, Class ___, Class ___ and Class ___) (Variable Funding Notes) (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

     The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the _____ day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _________ _, 199).

    ( This Variable Funding Note is subject to optional ( and mandatory ) prepayment as provided in the Indenture. )

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Payment Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Securities Balance of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be (Cede & Co.)), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, (the Company) or the Issuer, or join in any institution against the Seller, (the Company) or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the indenture or the Basic Documents.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Inden-ture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Securities Balance of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes represent-ing specified percentages of the Securities Balance of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _______________ in its individual capacity, _____________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:


--------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


--------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably consti-tutes and appoints

___________________________________________________________________________

                                     , attorney, to transfer said Note on
-------------------------------------
the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------      ------------------------------
_____________________________________*/

                                  Signature Guaranteed:


                                  -------------------------------
                  */
------------------



________________________

  */ NOTICE:  The signature to this assignment must correspond with the
  -
name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B


                            MORTGAGE LOAN SCHEDULE



                                                                   APPENDIX A


                                 DEFINITIONS


     Accelerated Amortization Date:  _______________.
     -----------------------------

     (Accelerated Principal Distribution Amount:  With respect to any Payment
      -----------------------------------------
Date, the lesser of (x) the amount remaining in the Payment Account after the application of funds on deposit therein in accordance with clauses (i) through (vi) of Section 3.05 of the Indenture and (y) the amount required to reach the Required Overcollateralization Amount.)

     (Additional Balance:  With respect to any Mortgage Loan, any future Draw
      ------------------
made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-Off Date in the case of an Initial Loan, or after the Deposit Date in the case of an Additional Loan; provided, however, that if an Amortization
                                --------  -------
Event occurs, then any Draw after such Amortization Event shall not be acquired by the Issuer and shall not be an Additional Balance.

     Additional Balance Differential:  With respect to any Payment Date, (x)
     -------------------------------
prior to the Accelerated Amortization Date the amount by which Draws under the Mortgage Loans during the related Collection Period exceed Principal Collections during such Collection Period and (y) on and after the Accelerat-ed Amortization Date the aggregate amount of Additional Balances conveyed to the Issuer during the related Collection Period.

     Additional Credit Enhancement Instrument:  The credit enhancement
     ----------------------------------------
instrument which may be issued by the Credit Enhancer to the Indenture Trustee to guaranty the Additional Variable Funding Notes for the benefit of holders of the Additional Variable Funding Notes.

     Additional Loans:  All home equity line of credit loans sold by the
     ----------------
Seller to the Issuer after the Closing Date pursuant to Section ___ of the Mortgage Loan Purchase Agreement.

     Additional Variable Funding Notes:  The Additional Variable Funding
     ---------------------------------
Notes issued pursuant to Section 4.01(b) of the Indenture, which shall be in addition to those Variable Funding Notes that are insured by the Credit Enhancement Instrument.

     Additional Variable Funding Note Issuance Date:  The date on which any
     ----------------------------------------------
Additional Variable Funding Note is issued.)

     Administration Agreement:  The Administration Agreement dated as of
     ------------------------
_______________ among the Issuer, the Indenture Trustee and ________________-
_______________, as Administrator, as it may be amended from time to time.

     Administrator:  _______________________________, as administrator under
     -------------
the  Administration  Agreement  or  any  successor   Administrator  appointed
pursuant to the terms of the Administration Agreement.

     Affiliate:  With respect to any Person, any other Person controlling,
     ---------
controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "con-trolled" shall have meanings correlative to the foregoing.

     Aggregate Additional Balance Differential:  With respect to any Payment
     -----------------------------------------
Date, the sum of Additional Balance Differentials that have been added to the Principal Balance of the Variable Funding Notes prior to such Payment Date.

     (Aggregate Credit Enhancement Instrument Amounts:  The sum of (i) with
      -----------------------------------------------
respect to the Credit Enhancement Instrument the lesser of the Maximum Credit Enhancement Instrument Amount and the aggregate of the Security Principal Balances of the Securities other than any Additional Variable Funding Notes and (ii) with respect to any Additional Credit Enhancement Instrument the lesser of the Maximum Additional Credit Enhancement Instrument Amount and the Security Balance of the Additional Variable Funding Notes.

     Aggregate Increased Maximum Credit Enhancement Instrument Amount:  The
     ----------------------------------------------------------------
Aggregate Credit Enhancement Instrument Amounts of the Credit Enhancement Instrument and of any Additional Credit Enhancement Instruments issued under the Insurance Agreement not to exceed the Maximum Credit Enhancement Instru-ment Amount, plus the Maximum Additional Credit Enhancement Instrument Amount.)

     Aggregate Security Balance:  With respect to any Payment Date, the
     --------------------------
aggregate of the Principal Balances of all Securities as of such date.

     (Amortization Event:  Any one of the following events:
      ------------------

          (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Mortgage Loan Purchase Agree-ment within four Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Mortgage Loan Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

          (b) if any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 45 days with respect to any representa-tion or warranty of the Seller made in Section 3 of the Mortgage Loan Purchase Agreement or 90 days with respect to any representation or warranty made in Section 4 of the Mortgage Loan Purchase Agreement after written notice and as a result of which the interests of the Securityho-lders or the Credit Enhancer are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to
     --------  -------
     occur if the Seller has repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

          (c) The entry against the Seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consec-utive days;

          (d) The Seller shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undis-charged, unbonded or unstayed for a period of 60 days; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insol-vency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (f) an Event of Servicing Termination relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller;

          (g) the aggregate of all draws under the Credit Enhancement Instrument exceed 1% of the sum of (i) the Cut-Off Date Asset Balance and (ii) the amount by which the Pool Balance as of the latest date that the Additional Loans have been transferred to the Issuer exceeds the Cut-Off Date Asset Balance; or

          (h) the failure to satisfy the conditions pursuant to Section 4.01(b) of the Indenture and Section 2.02(B) of the Insurance Agreement to increasing the Maximum Variable Funding Balance at the time that the then current Maximum Variable Funding Balance has been reached.

     In the case of any event described in (a), (b) or (f), an Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Credit Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than 51% of the Security Balance of each of the Term
Notes and the Certificates by written notice to the Seller, the Master Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Credit Enhancer or the Securityholders) may declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), (g) or (h), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Securityholders or the Credit Enhancer immediately upon the occurrence of such event; provided, that any
                                               --------
Amortization Event described in clauses (g) or (h) may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.)

     Appraised Value:  With respect to any Mortgaged Property, either (x) the
     ---------------
value set forth in an appraisal of such Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the later of the application for the Mortgage Loan secured by such Mortgaged Property or any subsequent increase or decrease in the related Credit Limit or to reduce or eliminate the amount of any primary insurance, or (y) if the sales price of the Mortgaged Property is considered in accordance with the underwriting criteria applicable to the Mortgage Loan, the lesser of (i) the appraised value referred to in (x) above and (ii) the sales price of such Mortgaged Property.

     (Asset Balance:  With respect to any Mortgage Loan, other than a
      -------------
Liquidated Mortgage Loan, and as of any day, the related Cut-Off Date Asset Balance or Deposit Date Asset Balance, plus (i) any Additional Balances in
                                       ----
respect of such Mortgage Loan conveyed to the Issuer, minus (ii) all
                                                      -----
collections credited as principal in respect of any such Mortgage Loan in accordance with the related Loan Agreement (except for any such collections that are allocable to the Excluded Amount) and applied in reduction of the Asset Balance thereof. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Asset Balance equal to the Asset Balance of the related Mortgage Loan immediately prior to the final recovery of all related Liquidation Proceeds and an Asset Balance of zero thereafter.)

     Assignment of Mortgage:  With respect to any Mortgage, an assignment,
     ----------------------
notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Proper-ties located in the same jurisdiction.

     Authorized Newspaper:  A newspaper of general circulation in the Borough
     --------------------
of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     Authorized Officer:  With respect to the Issuer, any officer of the
     ------------------
Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Basic Documents:  The Trust Agreement, the Certificate of Trust, the
     ---------------
Indenture, the Mortgage Loan Purchase Agreement, (the Insurance Agreement,) the Administration Agreement, the Servicing Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

     Beneficial Owner:  With respect to any Note, the Person who is the
     ----------------
beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     (Billing Cycle:  With respect to any Mortgage Loan and Due Date, the
      -------------
calendar month preceding such Due Date.

     Billing Date:  With respect to any Due Date and Mortgage Loan, the first
     ------------
day of the month preceding such Due Date on which date the bill is generated for the amount due and payable on the related Mortgage Loan on such Due Date.)

     Book-Entry Notes:  Beneficial interests in the Notes, ownership and
     ----------------
transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

     Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a
     ------------
day on which banking institutions in the State of New York, ________ or _________ are required or authorized by law to be closed.

     Business Trust Statute:  Chapter 38 of Title 12 of the Delaware Code,
     ----------------------
12 Del. Code SectionSection3801 et seq., as the same may be amended from time
   ---                          -- ----
to time.

     (Capped Funding Note:  Any Variable Funding Note that has reached its
      -------------------
Maximum Individual Variable Funding Balance.)

     (Carryover Loss Amount:  With respect to any Payment Date, the aggregate
      ---------------------
of Loss Amounts (other than Loss Amounts arising during the related Collec-tion Period) with respect to which either (i) payments of principal have not been previously made on the Notes and the Certificates or (ii) were not reflected in a reduction (not below zero) of the Overcollateralization Amount.)

     Certificate Distribution Amount:  With respect to any Payment Date, the
     -------------------------------
sum of (x) the amount accrued during the related Interest Period on the Principal Balance of the Certificates at the Certificate Rate for such Interest Period and (y) any Unpaid Certificate Distribution Amount Shortfall. The amount available for distribution on any Payment Date shall be allocated first to the amount in clause (x) above, and second to the amount in clause
(y) above.

     Certificate Paying Agent:  The meaning specified in Section 3.03 of the
     ------------------------
Indenture.

     Certificate Percentage:  With respect to any Payment Date, the ratio,
     ----------------------
expressed as a percentage, of the aggregate of the Principal Balance of the Certificates immediately prior to such Payment Date to the sum of the aggregate of the Principal Balance of the Securities immediately prior to such date.

     Certificate Rate:  With respect to any Interest Period, the per annum
     ----------------
rate determined by  the Master Servicer equal  to the sum of (i)  (LIBOR) and
(ii) ___% provided, however, that in no event shall the Certificate Rate with
          --------  -------
respect to any Interest Period exceed the Maximum Rate.

     Certificate Register:  The register maintained by the Certificate
     --------------------
Registrar in which the Certificate Registrar shall provide for the registra-tion of Certificates and of transfers and exchanges of Certificates.

     Certificate Registrar:  Initially, The First National Bank of Chicago,
     ---------------------
in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

     Certificate of Trust:  The Certificate of Trust filed for the Trust
     --------------------
pursuant to Section 3810(a) of the Business Trust Statute.

     Certificates:  The ________________ Asset-Backed Certificates, Series
     ------------
1995-1, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

     Certificateholder:  The Person in whose name a Certificate is registered
     -----------------
in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

     Class:  The (Class ___ Notes, Class ___ Notes, Class ___) Notes (and the
     -----
Variable Funding Notes, as the case may be).

     Class Percentage:  With respect to each Class of Notes and Payment Date,
     ----------------
the ratio, expressed as a percentage, of the aggregate Principal Balance of such Class of Notes to the aggregate Principal Balance of the Notes, in each case immediately prior to such Payment Date.

     Closing Date:  ________________.
     ------------

     Code:  The Internal Revenue Code of 1986, as amended, and the rules and
     ----
regulations promulgated thereunder.

     Collateral:  The meaning specified in the Granting Clause of the
     ----------
Indenture.

     Collection Account:  The account or accounts created and maintained
     ------------------
pursuant  to Section  3.02(b) of  the  Servicing Agreement.   The  Collection
Account shall be an Eligible Account.

     Collection Period:  With respect to any Mortgage Loan and Payment Date
     -----------------
other than the first Payment Date, the calendar month preceding any such Payment Date.

     (Combined Loan-to-Value Ratio:  With respect to any Mortgage Loan and
      ----------------------------
any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the greater of (x) the Credit Limit and (y) the Cut-Off Date Asset Balance of such Mortgage Loan and (ii) the outstanding principal balance as of the date of the origination of such Mortgage Loan (or any subsequent date as of which such outstanding principal balance may be deter-mined in connection with an increase or decrease in the Credit Limit or to reduce the amount of primary insurance for such Mortgage Loan) of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.)

     Corporate Trust Office:  With respect to the Indenture Trustee,
     ----------------------
Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be admin-istered, which office at the date of the execution of this instrument is located at ________________________________________, except that for purposes of Section 4.02 of the Indenture and Section 3.09 of the Trust Agreement, such term shall include the Indenture Trustee's office or agency at _________ _______________________________. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at ___ _____________________________________, Attention: Corporate Trust Adminis-
tration.

     (Credit Enhancement Draw Amount:  As defined in Section 3.30 of the
      ------------------------------
Indenture.

     Credit Enhancement Instrument:  The ________________, dated as of the
     -----------------------------
Closing Date, issued by the Credit Enhancer to the Indenture Trustee for the benefit of the Noteholders.

     Credit Enhancer: __________________________________, any successor
     ---------------
thereto  or any replacement  credit enhancer substituted  pursuant to Section
3.31 of the Indenture.

     Credit Enhancer Default:  If the Credit Enhancer fails to make a payment
     -----------------------
required under the Credit Enhancement Instrument in accordance with its terms.

     Credit Limit:  With respect to any Mortgage Loan, the maximum Asset
     ------------
Balance permitted under the terms of the related Loan Agreement.)

     Custodial Agreement:  Any Custodial Agreement between the Custodian, the
     -------------------
Indenture Trustee, the Issuer and the Master Servicer relating to the custody of the Mortgage Loans and the Related Documents.

     Custodian:  _____________________________ and its successors and
     ---------
assigns.

     Cut-Off Date:  With respect to the Initial Loans, __________, 199_.
     ------------

     Cut-Off Date Asset Balance:  With respect to any Initial Loan, the
     --------------------------
unpaid principal balance thereof as of the opening of business on the last day of the related Billing Cycle immediately prior to the Cut-Off Date.

     Default:  Any occurrence which is or with notice or the lapse of time
     -------
or both would become an Event of Default.

     Definitive Notes:  The meaning specified in Section 4.06 of the
     ----------------
Indenture.

     Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with
     ---------------------
an Eligible Substitute Mortgage Loan.

     (Deposit Date:  The applicable date as of which any Additional Loan is
      ------------
sold to the Issuer pursuant to the Mortgage Loan Purchase Agreement.

     Deposit Date Asset Balance:  With respect to any Additional Loan, the
     --------------------------
Asset Balance thereof as of the Deposit Date.)

     Depositor:  ____________________________________ its successor in
     ---------
interest.

     Depository or Depository Agency:  The Depository Trust Company or a
     -------------------------------
successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization regis-tered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

     Depository Participant:  A Person for whom, from time to time, the
     ----------------------
Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  With respect to any Payment Date, the later of (i)
     ------------------
the ____ day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day and (ii) the _____ Business Day prior to such Payment Date.

     Dissolution Payment Date:  Following an Event of Default under the
     ------------------------
Indenture and an acceleration of the Maturity Date of the Notes, a date on which the proceeds of the sale of the Trust Estate are paid to Security-holders.

     (Draw:  With respect to any Mortgage Loan, a borrowing by the Mortgagor
      ----
under the related Loan Agreement.)

     Due Date:  The _____ day of the month.
     --------

     Eligible Account:  An account that is any of the following:  (i)
     ----------------
maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any
                                                     --------
deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Collection Account, either (A) a trust account or accounts maintained at the Corporate Trust Department of the Indenture Trustee or (B) an account or accounts maintained at the Corporate Trust Department of the Indenture Trustee, as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 by Moody's and A by Standard & Poor's or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below invest-ment grade without taking into account the Credit Enhancement Instrument.

     Eligible Investments:  One or more of the following:
     --------------------

          (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to
     --------
     repurchase such obligations are at the time rated by each Rating Agency in the highest short-term rating available;

        (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptan-ces, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository
              --------
     institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is
                           -------- -------
     Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original
                                       -------- -------
     maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

         (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their highest short-term rating avail-able; provided that such commercial paper shall have a remaining
           --------
     maturity of not more than 30 days;

          (v) interests in any money market fund or qualified investment fund which at the date of acquisition of the interests in such fund and throughout the time the interest is held in such fund has a rating of P-1 or Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Certificates by each Rating Agency;

         (vi) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the rating then assigned thereto or the rating assigned at the Closing Date, and which are acceptable to the Credit Enhancer, as evidenced in writing, provided that if the Master Servicer
                                        --------
     or any other Person controlled by the Master Servicer is the issuer or the obligor of any obligation or security described in this clause
     (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Mortgage Loans;

provided, however, that each such instrument shall be acquired in an arm's
--------  -------
length transaction and no such instrument shall be a Permitted Investment if it represents, the right to receive only interest payments with respect to the underlying debt instrument.

     Eligible Substitute Mortgage Loan:  A Mortgage Loan substituted by the
     ---------------------------------
Seller for a Deleted Mortgage Loan which must, on the date of such substitu-tion, as confirmed in an Officers' Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply with each representation and warranty set forth in clauses (ii) through (xxxiv) of
Section 4 of the Mortgage Loan Purchase Agreement other than clauses ______- ______; (iii) have a (Loan Rate, Net Loan Rate and Gross Margin) no lower than and not more than 1% per annum higher than the Loan Rate, Net Loan Rate and Gross Margin, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iv) have a (Combined) Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and
(vi) not be __ days or more delinquent.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.
     -----

     Event of Default:  With respect to the Indenture, any one of the
     ----------------
following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of ____ days; or

          (ii) a default in the payment of the principal of or any install-ment of the principal of any Note when the same becomes due and payable; or

          (iii) (a Credit Enhancer Default shall have occurred and be continuing and) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made (which has a material adverse effect on Securityholders), and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of __ days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

          ((iv) a Credit Enhancer Default shall have occurred and be continuing and there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) a Credit Enhancer Default shall have occurred and be continu-ing and there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking posses-sion by a receiver, liquidator, assignee, custodian, trustee, sequestra-tor or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.)

     Event of Servicer Termination:  With respect to the Servicing Agreement,
     -----------------------------
an Event of Default as defined in Section 7.01 of the Servicing Agreement.

     (Excess Additional Balance Differential:  With respect to any Additional
      --------------------------------------
Variable Funding Notes, the amount by which the Additional Balance Differen-tial for the Collection Period immediately preceding the month in which the related Additional Variable Funding Notes are issued, would have caused the Security Balance of the Variable Funding Notes to exceed the Maximum Variable Funding Balance immediately prior to the issuance of such Additional Variable Funding Notes.)

     Exchange Act:  The Securities Exchange Act of 1934, as amended, and the
     ------------
rules and regulations promulgated thereunder.

     (Excluded Amount:  For any Payment Date on or after the occurrence of
      ---------------
an Amortization Event, with respect to all collections whether interest or principal (other than any amounts received in respect of a Repurchase Price and pursuant to Section 3.05(c) of the Servicing Agreement) ("Total Collec-tions") on all Initial Loans and Additional Loans in each case including all Draws whether or not transferred to the Issuer (collectively, "Total Balances of Obligors"), an amount equal to the product of (A) Total Collections during the related Collection Period and (B) a fraction equal to one (1) minus a
                                                                      -----
fraction the numerator of which is (x) the aggregate Asset Balances of the end of the last Collection Period and the denominator of which is (y) the Total Balances of Obligors.)

     Expenses:  The meaning specified in Section 8.02 of the Trust Agreement.
     --------

     FDIC:  The Federal Deposit Insurance Corporation or any successor
     ----
thereto.

     FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor
     -----
thereto.

     Final Scheduled Payment Date:  To the extent not previously paid, the
     ----------------------------
principal balance of each  Class of Notes will be due on  the Payment Date in
____________.

     FNMA:  The Federal National Mortgage Association, or any successor
     ----
thereto.

     Foreclosure Profit:  With respect to a Liquidated Mortgage Loan, the
     ------------------
amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

     Funding Account:  The trust account created and maintained with the
     ---------------
Indenture Trustee pursuant to Section 8.02 of the Indenture and referred to therein as the Funding Account. Funds deposited in the Funding Account shall be held in trust for the uses and purposes set forth in Article VIII of the Indenture.

     Funding Period:  The period commencing on the Cut-Off Date and ending
     --------------
on the earlier of (x) the Payment Date in ______________ and (y) the occur-rence of an Amortization Event.

     Grant:  Mortgage, pledge, bargain, sell, warrant, alienate, remise,
     -----
release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     (Gross Margin:  With respect to any Mortgage Loan, the percentage set
      ------------
forth as  the "Gross  Margin" for  such Mortgage  Loan on  the Mortgage  Loan
Schedule.)

     (Guaranteed Principal Payment Amount:  With respect to any Payment Date,
      -----------------------------------
other than the Dissolution Payment Date, the amount, if any, by which the Aggregate Security Balance (after giving effect to all amounts allocable and distributable to principal on the Securities on such Payment Date) exceeds the sum of (A) the Pool Balance plus (B) all amounts on deposit in the
                                ----
Funding Account on such date (after giving effect to all withdrawals there-from and deposits thereto pursuant to Sections 8.02(b) and 8.02(c) of the Indenture on such Payment Date). With respect to the Payment Date in ____________, if such Payment Date is not a Dissolution Payment Date, the amount, if any, by which the aggregate of the Security Balances (after giving effect to all amounts allocable and distributable to principal on the Securities) exceeds the amount on deposit in the Payment Account available to be paid as principal on the Securities (after giving effect to all amounts allocable and distributable as principal on the Securities on such date).)

     Holder:  Any of the Noteholders or Certificateholders.
     ------

     Indemnified Party:  The meaning specified in Section 8.02 of the Trust
     -----------------
Agreement.

     Indenture:  The indenture dated as of _____________ between the Issuer,
     ---------
as debtor, and the Indenture Trustee, as Indenture Trustee.

     Indenture Trustee:  _______________________, and its successors and
     -----------------
assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

     Independent:  When used with respect to any specified Person, the Person
     -----------
(i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect finan-cial interest in the Issuer, any such other obligor, the Seller, the Deposi-tor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate:  A certificate or opinion to be delivered to
     -----------------------
the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Inden-ture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     (Index:  With respect to any Mortgage Loan, the _________ from time to
      -----
time for the adjustment of the Loan Rate set forth as such on the related Mortgage Note.)

     Initial Loans:  All home equity lines of credit sold by the Seller to
     -------------
the Purchaser on ______________ pursuant to the terms of the Mortgage Loan Purchase Agreement, as specified in the Mortgage Loan Schedule.

     Initial Principal Balance:  With respect to the Certificates, $________
     -------------------------
_; the Term Notes, $___________; (and the Variable Funding Notes, zero).

     Initial Subservicer:  _________________________.
     -------------------

     Insolvency Event:  With respect to a specified Person, (a) the filing
     ----------------
of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bank-ruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

     (Insurance Agreement:  The insurance and reimbursement agreement dated
      -------------------
as of _____________ among the Master Servicer, the Seller, the Depositor, the Issuer and the Credit Enhancer, including any amendments and supplements thereto.)

     Insurance Proceeds:  Proceeds paid by any insurer (other than the Credit
     ------------------
Enhancer) pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, or amounts required to be paid by the Master Servicer pursuant to the last sentence of Section 3.04 of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.


     Interest Collections:  With respect to any Payment Date, the sum of all
     --------------------
payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan) as is paid by the Seller or the Master Servicer or is collected by the Servicer under the Mortgage Loans, reduced by the Servicing Fees for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgag-ors during the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

     Interest Period:  With respect to any Payment Date other than the first
     ---------------
Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preced-ing the first Payment Date.

     (Interest Rate Adjustment Date:  With respect to each Mortgage Loan, the
      -----------------------------
date or dates on which the Loan Rate is adjusted in accordance with the related Mortgage Note.)

     Issuer:  ______________________ Loan Trust 199_-_, a Delaware business
     ------
trust, or its successor in interest.

     Issuer Request:  A written order or request signed in the name of the
     --------------
Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     (LIBOR:  For any Interest Period other than the first Interest Period,
      -----
the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., Chicago, Illinois time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Ser-vicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or
     ------------------
(ii) a day on which banking institutions in the State of New York, Illinois or Minnesota, or in the city of London, England are required or authorized by law to be closed.)

     Lien:  Any mortgage, deed of trust, pledge, conveyance, hypothecation,
     ----
assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the
--------  -------
Servicing Agreement shall not be deemed to constitute a Lien.

     (Lifetime Rate Cap:  With respect to each Mortgage Loan with respect to
      -----------------
which the related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.)

     Liquidated Mortgage Loan:  With respect to any Payment Date, any Mort
     ------------------------
gage Loan in respect of which the Master Servicer has determined, in accor-dance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquida-tion Proceeds which it reasonably expects to recover with respect to the disposition of the related REO have been recovered.

     Liquidation Expenses:  Out-of-pocket expenses (exclusive of overhead)
     --------------------
which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     Liquidation Loss Amounts:  With respect to any Payment Date and any
     ------------------------
Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, the unrecovered portion of the related Asset Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of the Asset Balance.

     Liquidation Proceeds:  Proceeds (including Insurance Proceeds but not
     --------------------
including amounts drawn under the Credit Enhancement Instrument) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

     (Loan Agreement:  With respect to any Mortgage Loan, the credit line
      --------------
account agreement executed by the related Mortgagor and any amendment or modification thereof.)

     Loan Rate:  With respect to any Mortgage Loan and any day, the per annum
     ---------
rate of interest applicable under the related Loan Agreement.

     (Loan Rate Cap:  With respect to each Mortgage Loan, the lesser of (i)
      -------------
the Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.)

     (Loan Year:  With respect to any Mortgage Loan, the one year period
      ---------
commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.)

     Lost Note Affidavit:  With respect to any Mortgage Loan as to which the
     -------------------
original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller or the related Underlying Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

     Master Servicer:  ________________________________, and its successors
     ---------------
and assigns.

     Master Servicing Fee:  With respect to any Collection Period, the
     --------------------
product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans, as of the first day of such Collection Period.

     Master Servicing Fee Rate:  With respect to any Mortgage Loan, ____% per
     -------------------------
annum.

     (Maximum Additional Credit Enhancement Instrument Amount:  An amount not
      -------------------------------------------------------
to exceed $__________.

     Maximum Credit Enhancement Instrument Amount:  $___________, comprised
     --------------------------------------------
of the Initial Principal Balance of the Term Notes ($___________) (plus the Maximum Variable Funding Balance as of the Closing Date ($__________), plus the Initial Principal Balance of the Certificates ($_________)).

     (Maximum Individual Variable Funding Balance:  As to any Variable
      -------------------------------------------
Funding Note and date of determination $_________ reduced by the aggregate amount of principal previously paid on such Variable Funding Note.)

     Maximum Pool Balance:  As to any Payment Date the highest Pool Balance
     --------------------
at the end of any Collection Period from the Closing Date up to and including the related Collection Period.

     (Maximum Rate:  With respect to any Interest Period, the Weighted
      ------------
Average Net Loan Rate related to the Due Date in the month preceding the month in which such Interest Period ends (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).)

     (Maximum Variable Funding Balance:  The maximum Principal Balance of the
      --------------------------------
Variable Funding Notes which is as of any day of determination $___________ reduced by the aggregate amount of principal previously paid on the Variable Funding Notes; provided that the Maximum Variable Funding Balance may be
               --------
increased pursuant to Section 4.01 of the Indenture.)

     (Minimum Monthly Payment:  With respect to any Mortgage Loan and any
      -----------------------
month, the minimum amount required to be paid by the related Mortgagor in that month.)

     Moody's:  Moody's Investors Service, Inc. or its successor in interest.
     -------

     Mortgage:  The mortgage, deed of trust or other instrument creating a
     --------
first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     Mortgage File:  The file containing the Related Documents pertaining to
     -------------
a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the Servicing Agreement.

     (Mortgage Insurance Component:  With respect to the Mortgage Loans
      ----------------------------
listed on Schedule 1 to the Servicing Agreement, the percentage specified therefor in such Schedule.

     Mortgage Loan Group:  Any of the Mortgage Loans, ________ Loans or the
     -------------------
______ Loans.)

     Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase Agreement,
     --------------------------------
dated as of the Cut-Off Date, between the Seller, as seller, and the Deposi-tor, as purchaser, with respect to the Mortgage Loans.

     Mortgage Loan Schedule:  With respect to any date, the schedule of
     ----------------------
Mortgage Loans included in the Trust Estate on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date Trust Balance, ((ii) the Credit Limit,
(iii) the Gross Margin,) (iv) the name of the Mortgagor, ((v) the Lifetime Rate Cap,) if any, (vi) the loan number, (vii) an indication as to the appli-cable Mortgage Loan Group, and (viii) the lien position of the related Mort-gage. (The Mortgage Loan Schedule will be amended from time to time by annex to reflect Additional Loans.)

     Mortgage Loans:  At any time, collectively, all Initial Loans and
     --------------
Additional Loans(, in each case including Additional Balances,) if any, that have been sold to the Depositor under the Mortgage Loan Purchase Agreement, in each case together with the Related Documents, and that remain subject to the terms thereof.

     Mortgage Note:  With respect to a Mortgage Loan, (the Loan Agreement)
     -------------
(note or other evidence of indebtedness) pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

     Mortgaged Property:  The underlying property, including real property
     ------------------
and improvements thereon, securing a Mortgage Loan.

     Mortgagor:  The obligor or obligors under a Mortgage Note.
     ---------

     Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan,
     ------------------------
Liquidation Proceeds net of Liquidation Expenses.

     Net Loan Rate:  With respect to any Mortgage Loan and any day, the
     -------------
related Loan Rate less the Servicing Fee Rate.

     Net Principal Collections:  With respect to any Distribution Date, the
     -------------------------
excess, if any, of Security Principal Collections for the related Collection Period over the amount of Additional Balances created during the related Collection Period.

     Note Owner:  The Beneficial Owner of a Note.
     ----------

     (Note Percentage:  With respect to any Payment Date, the ratio expressed
      ---------------
as a percentage of the aggregate of the Principal Balances of all Notes immediately prior to such Payment Date to the sum of the Pool Balance on the first day of the related Collection Period and the amount on deposit in the Funding Account from Net Principal Collections immediately prior to such Payment Date.)

     Note Rate:  With respect to any Interest Period, a per annum rate
     ---------
determined by the Master Servicer equal to (LIBOR as of the second LIBOR Business Day prior to the first day of such Interest Period and ____%; provided however, that in no event shall the Note Rate with respect to any
-------- -------
Interest Period exceed the Maximum Rate for such Interest Period) (specify rate for each Class).

     Note Register:  The register maintained by the Note Registrar in which
     -------------
the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

     Note Registrar:  The Indenture Trustee, in its capacity as Note
     --------------
Registrar.

     Noteholder:  The Person in whose name a Note is registered in the Note
     ----------
Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authoriza-tion, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

     Notes:  Collectively, the (Term) Notes (and the Variable Funding Notes).
     -----

     Officer's Certificate:  With respect to the Master Servicer, a
     ---------------------
certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and deliv-ered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section (11.01) of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     Opinion of Counsel:  A written opinion of counsel who may be in-house
     ------------------
counsel for the Master Servicer if acceptable to the Indenture Trustee, the Credit Enhancer and the Rating Agencies or counsel for the Depositor, as the case may be.

     Outstanding:  With respect to the Notes, as of the date of determina
     -----------
tion, all Notes theretofore executed, authenticated and delivered under this Indenture except:

          (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

         (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

(provided, however, that for purposes of effectuating the Credit Enhancer's
 --------  -------
right of subrogation as set forth in Section 4.12 of the Indenture only, all Notes that have been paid with funds provided under the Credit Enhancement Instrument shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.)

     (Overcollateralization Amount:  With respect to any Payment Date, the
      ----------------------------
amount by which the sum of (x) the Pool Balance as of the last day of the related Collection Period and (y) the amount on deposit in the Funding Account in respect of Net Principal Collections, on such Payment Date exceeds
                                                                      -------
the Aggregate Security Balance on such Payment Date (after giving effect to all amounts distributed and allocable to principal on the Securities and deposits to and withdrawals from the Funding Account that are applied to reduce the Security Balances on such Payment Date).)

     Owner Trust Estate:  The corpus of the Issuer created by the Trust
     ------------------
Agreement which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account and/or the Payment Account allocable to the Mortgage Loans in accordance with the Trust Agree-ment, property that secured a Mortgage Loan and that has become REO, certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer in respect of the Mortgage Loans, the Credit Enhancement Instrument, an assignment of the Depositor's rights under the Mortgage Loan - Purchase Agreement and the obligation of the Depositor to purchase Additional Balances under the Mortgage Loan Purchase Agreement and all proceeds of each of the foregoing.

     Owner Trustee:  ____________________, and its successors and assigns or
     -------------
any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

     Paying Agent:  Any paying agent or co-paying agent appointed pursuant
     ------------
to Section 3.03 of the Indenture, which initially shall be _________________-
__________.

     Payment Account:  The account established by the Indenture Trustee
     ---------------
pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. The Payment Account shall be an Eligible Account.

     Payment Date:  The __th day of each month, or if such day is not a
     ------------
Business Day, then the next Business Day.

     Percentage Interest:  With respect to any Note, the percentage obtained
     -------------------
by dividing the original Security Balance of such Note by the aggregate of the original Security Balances of all Notes of the same Class. With respect to any Certificate, the percentage obtained by dividing the denomination specified on such Certificate by the Initial Principal Balance of the Certificates.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pool Balance:  With respect to any date, the aggregate of the Asset
     ------------
Balances of all Mortgage Loans as of such date.

     Predecessor Note:  With respect to any particular Note, every previous
     ----------------
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenti-cated and delivered under Section 4.03 of the Indenture in lieu of a mutilat-ed, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     (Primary Insurance Policy:  Each primary policy of mortgage guaranty
      ------------------------
insurance issued by a Qualified Insurer or any replacement policy therefor.

     Prime Rate:  The prime rate for corporate loans at U.S. commercial
     ----------
banks, as published in The Wall Street Journal.)
                       -----------------------

     Principal Balance:  With respect to any Payment Date and each Security
     -----------------
(other than the Variable Funding Notes), the Initial Principal Balance thereof, reduced by all distributions of principal thereon prior to such Payment Date (and, in the case of the Variable Funding Notes, (i) increased by the Aggregate Additional Balance Differential immediately prior to such Payment Date and (ii) reduced by all distributions of principal thereon prior to such Payment Date).

     Principal Collection Distribution Amount:  For any Payment Date, ((i)
     ----------------------------------------
so long as an Amortization Event has not occurred and so long as the Acceler-ated Amortization Date has not occurred, Net Principal Collections and (ii) following an Amortization Event or on and after the Accelerated
Amortization Date,) Security Principal Collections(; provided, however, on
                                                     --------  -------
any Payment Date with respect to which the Overcollateralization Amount that would result if determined without regard to this proviso exceeds the Required Overcollateralization Amount the Principal Collection Distribution Amount will be reduced by the amount of such excess until the Overcollateralization Amount equals the Required Overcollateralization Amount.)

     Principal Collections:  With respect to any Payment Date and any
     ---------------------
Mortgage Loan, the aggregate of the following amounts:

          (i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Mortgage Loan during the related Collection Period, as reported by the related Subservicer;

         (ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Mortgage Loan during the related Collection Period;

        (iii) if the Mortgage Loan was purchased by the Master Servicer pursuant to Section 3.14 of the Servicing Agreement, or was repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, during the related Collection Period, 100% of the Asset Balance of the Mortgage Loan as of the date of such purchase or repurchase; and

         (iv) any other amounts received as payments on or proceeds of the Mortgage Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

(provided that Principal Collections shall not include any Foreclosure
 --------
Profits, and shall be reduced by any amounts withdrawn from the Collection Account pursuant to clauses (iii), (iv), (vii) and (viii) of Section 3.03 of the Servicing Agreement other than any portion of such amounts that are attributable to the Excluded Amount in respect of any Mortgage Loan that are allocable to principal of such Mortgage Loan and not otherwise excluded from the amounts specified in (i) - (iv) above.)

     Proceeding:  Any suit in equity, action at law or other judicial or
     ----------
administrative proceeding.

     Program Group:  With respect to any ______ Loan, the ______Loans taken
     -------------
together.

     Program Guide:  Together, the Seller's Seller Guide and Servicing Guide,
     -------------
as in effect from time to time.

     Program Seller:  With respect to any Mortgage Loan, the Person that sold
     --------------
such Mortgage Loan to the Seller.

     Purchase Price:  The meaning specified in Section 2.2 of the Mortgage
     --------------
Loan Purchase Agreement.

     (Purchase Price Holdback:  The aggregate of (1) all amounts to be paid
      -----------------------
to the Seller, its designee or its permitted assigns, as holder of a ____% interest in the Residual Ownership Interest over the term of the Trust Agreement, and (2) all amounts to be paid to the Seller, its designee or its permitted assigns, by the Purchaser pursuant to Section 2.3(d) over the term of the Mortgage Loan Purchase Agreement, as adjusted to reflect all payments pursuant to Section 2.7(d) and (e) over the term of the Mortgage Loan Purchase Agreement. All of the foregoing amounts, when paid to the Seller, its designee or its permitted assigns, shall be deemed to have been caused to be paid by the Purchaser to the Seller as part of the total consideration for the sale of the Mortgage Loans under the Mortgage Loan Purchase Agreement (including any Additional Balances) representing the portion of the Purchase Price not included in the amounts paid as described in clause (b) of Section
2.2 of the Mortgage Loan Purchase Agreement.)

     Purchaser:  _____________________ and its successors and assigns.
     ---------

     (Qualified Insurer:  A mortgage guaranty insurance company duly
      -----------------
qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a FNMA-approved mortgage insurer.)

     Rating Agency:  Any nationally recognized statistical rating organiza
     -------------
tion, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, (Moody's or Standard & Poor's). If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

     Record Date:  With respect to the Term Notes and any Payment Date, the
     -----------
Business Day next preceding such Payment Date (and with respect to the Certificates or the Variable Funding Notes and any Payment Date, the last Business Day of the month preceding the month of such Payment Date).

     (Reference Bank Rate:  With respect to any Interest Period, as follows:
      -------------------
the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., ________ time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the Out-standing Amount of Notes and the Certificate Principal Balance; provided that
                                                                --------
at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Indenture Trustee, as of 11:00 a.m., ________ time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Aggregate Security Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

     Reference Banks:  ________________________.
     ---------------

     Registered Holder:  The Person in whose name a Note is registered in the
     -----------------
Note Register on the applicable Record Date.

     Related Documents:  With respect to each Mortgage Loan, the documents
     -----------------
specified in Section 2.1(c) of the Mortgage Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement or the Servicing Agreement.

     REO:  A Mortgaged Property that is acquired by the Issuer in foreclosure
     ---
or by deed in lieu of foreclosure.

     Repurchase Event:  With respect to any Mortgage Loan, either (i) a
     ----------------
discovery that, as of ______________, 199_ with respect to an Initial Loan, or as of the related Deposit Date with respect to an Additional Loan, as applicable, the related Mortgage was not a valid lien on the related Mort-gaged Property subject only to (A) the lien of any prior mortgage indicated on the Mortgage Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restric-tions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title excep-tions as are listed in the Program Guide and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or
(ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

     Repurchase Price:  With respect to any Mortgage Loan required to be
     ----------------
repurchased on any date pursuant to the Mortgage Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Asset Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Loan Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price shall be included in the Excluded Amount for any Payment Date.

     Required Overcollateralization Percentage:  ___%.
     -----------------------------------------

     Required Overcollateralization Amount:  As to any Payment Date, the
     -------------------------------------
Required Overcollateralization Percentage of the Pool Balance.

     Residual Ownership Interest:  Collectively, the beneficial ownership
     ---------------------------
interests in the Issuer established under the Trust Agreement that are entitled to receive all amounts to be paid to the Issuer or its designee pursuant to Section 3.05 of the Indenture, over the term thereof.

     Responsible Officer:  With respect to the Indenture Trustee, any officer
     -------------------
of the Indenture Trustee with direct responsibility for the administration of the Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     (Revolving Period:  With respect to each Mortgage Loan, the period
      ----------------
consisting of either the first five, ten or fifteen years after the date of origination of such Mortgage Loan, during which the related Mortgage Note provides for monthly payments of interest only with no payments of principal (except with respect to certain Mortgage Loans that require non-amortizing minimum payments of principal) and during which the Mortgagor is permitted to make Draws.

     Schedule Annex:  With respect to any Additional Loans, the schedule
     --------------
provided by the Seller to the Depositor or its assignee pursuant to the Mortgage Loan Purchase Agreement, which shall include all items of information of the type shown on, and shall be deemed to be incorporated in, the Mortgage Loan Schedule.)

     Securities Act:  The Securities Act of 1933, as amended, and the rules
     --------------
and regulations promulgated thereunder.

     Security:  Any of the Certificates or Notes.
     --------

     Security Balance:  The Principal Balance of the Term Notes(, the
     ----------------
Variable Funding Notes) or the Certificates, as the case may be.

     Security Collections:  With respect to any Payment Date, the sum of the
     --------------------
following amounts:

          (i) the aggregate of all Security Interest Collections received during the related Collection Period;

         (ii) so long as an Amortization Event and the Accelerated Amortiza-tion Date has not occurred, Net Principal Collections for such Payment Date or if such an event or date has occurred, the aggregate of all Security Principal Collections with respect to such Payment Date; and

        (iii) all Substitution Adjustment Amounts to be deposited to the Payment Account for such Payment Date.

     Securityholder or Holder:  Any Noteholder or a Certificateholder.
     --------------    ------

     Security Interest Collections:  With respect to any Payment Date,
     -----------------------------
Interest Collections during the related Collection Period (excluding the portion thereof allocable to the Excluded Amount).

     Security Percentage:  With respect to any Payment Date and Security, the
     -------------------
percentage equivalent of a fraction the numerator of which is the Security Balance of such Security immediately prior to such Payment Date and the denominator of which is the aggregate of the Security Balances of all Securities as of such date.

     Security Principal Collections:  With respect to any Payment Date,
     ------------------------------
Principal Collections during the related Collection Period (excluding the portion thereof allocable to the Excluded Amount).


     Seller:  ______________________ and its successors and assigns.
     ------

     Seller's Agreement:  With respect to each Mortgage Loan, the agreement
     ------------------
between the Seller, as purchaser, and the related Program Seller, as seller.

     Servicing Agreement:  The Servicing Agreement dated as of _____________
     -------------------
___ between ________________________, as Indenture Trustee, and the Master Servicer, as master servicer.

     Servicing Certificate:  A certificate completed and executed by a
     ---------------------
Servicing Officer on behalf of the Master Servicer in accordance with Section
4.01 of the Servicing Agreement.

     Servicing Fee:  With respect to any Mortgage Loan, the sum of the
     -------------
related Master Servicing Fee and the related Subservicing Fee.

     Servicing Fee Rate:  With respect to any Mortgage Loan, the sum of the
     ------------------
related Master Servicing Fee Rate and the related Subservicing Fee Rate.

     Servicing Officer:  Any officer of the Master Servicer involved in, or
     -----------------
responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee ((with a copy to the Credit Enhancer)) by the Master Servicer, as such list may be amended from time to time.

     Servicing Standards:  The quality of the Master Servicer's (or, in the
     -------------------
event that a Subservicer performs servicing operations on behalf of the Master Servicer, such Subservicer's) performance with respect to compliance with the terms and conditions of the Servicing Agreement.

     Single Certificate:  A Certificate in the denomination of $1,000.
     ------------------

     Single Note:  A Note in the amount of $1,000.
     -----------

     Standard & Poor's:  Standard & Poor's Ratings Group or its successor in
     -----------------
interest.

     Subservicer:  Any Person with whom the Master Servicer has entered into
     -----------
a Subservicing Agreement as a Subservicer by the Master Servicer, including the Initial Subservicers.

     Subservicing Account:  An Eligible Account established or maintained by
     --------------------
a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

     Subservicing Agreement:  The written contract between the Master
     ----------------------
Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.01 of the Servicing Agree-ment.


     Subservicing Fee:  With respect to any Mortgage Loan and any Collection
     ----------------
Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Mortgage Loan, by the Master Servicer) equal to the product of
(i) the Subservicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans serviced by such Subservicer as of the first day of such Collection Period.

     Subservicing Fee Rate:  With respect to any Mortgage Loan, ____% per
     ---------------------
annum.

     (Telerate Screen Page 3750:  The display designated as page 3750 on the
      -------------------------
Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.)

     (Term Notes:  The Class ___, Class ___ and Class ___.)
      ----------

     Treasury Regulations:  Regulations, including proposed or temporary
     --------------------
Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regula-tions.

     Trust Agreement:  The Amended and Restated Trust Agreement dated as of
     ---------------
______________ between the Owner Trustee, ______________ and the Depositor.

     Trust Estate:  The meaning specified in the Granting Clause of the
     ------------
Indenture.

     Trust Indenture Act or TIA:  The Trust Indenture Act of 1939, as amended
     --------------------------
from time to time, as in effect on any relevant date.

     UCC:  The Uniform Commercial Code, as amended from time to time, as in
     ---
effect in any specified jurisdiction.

     (Underlying Seller:  ________________).
      -----------------

     Unpaid Certificate Distribution Amount Shortfall:  With respect to any
     ------------------------------------------------
Payment Date, the aggregate amount, if any, of Certificate Distribution Amount that was accrued in respect of a prior Payment Date and has not been distributed to Certificateholders.

     (Variable Funding Notes:  The Notes designated as the "Variable Funding
      ----------------------
Notes" in the Indenture including any Capped Funding Notes and Additional Variable Funding Notes.)

     Weighted Average Net Loan Rate:  With respect to the Mortgage Loans in
     ------------------------------
the aggregate, and any Due Date, the average of the Net Loan Rate for each Mortgage Loan as of the last day of the related Billing Cycle weighted on the basis of the related Asset Balances outstanding as of the last day of the related Billing Cycle for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.